UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

BRIGHTLANE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	30-0782905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3270 Sul Ross

Houston, Texas 77098

(Address of Principal Executive Offices)

(888) 468-2856

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 21, 2015, we completed the agreement to acquire all of the outstanding shares of Brightlane Homes, Inc. which through its wholly owned subsidiary acquired a 99.9% limited partner interest in Brightlane RECA, LP (“BL RECA LP”) which is the beneficiary of the Brightlane RECA Trust which owns a portfolio of assets here in referred to as the Brightlane RECA portfolio.

The partners of Brightlane RECA, LP amended the Revised Limited Partnership Agreement to admit Brightlane GP, Corp., (“BLGP”), an affiliate of the Company, as a General Partner of BL RECA LP.  Additionally, National Asset Advisors, LLC (NAA) transferred all of its General Partner interests and powers to BLGP and withdrew as General Partner of BL RECA.   David W. Campbell, Jr., managing member of NAA, was appointed President of BLGP.

Going forward, the financial operations of Brightlane Homes, Inc. will be reported on a consolidated basis with the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTLANE CORP.
Date: May 16, 2017	By:	/s/ Steve Helm
Steve Helm
President and Chief Executive Officer
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)